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                                                                      EXHIBIT 99

                         THE UNITED ILLUMINATING COMPANY

                  NOTICE OF SPECIAL MEETING OF THE SHAREOWNERS


         DATE:    ______, 1999
         TIME:
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         PLACE:
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MATTERS TO BE VOTED ON:

1. Approval of a proposal to reorganize United Illuminating into a holding company structure.

2. Any other matters properly brought before the shareowners at the special meeting or any adjournment of the special meeting.

         You can vote your shares of common stock at the special meeting if our records show that you owned the shares on ___________, 1999.

         WHETHER YOU PLAN TO ATTEND THE SPECIAL MEETING OR NOT, PLEASE FILL IN, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE THAT WE HAVE PROVIDED TO YOU. IF YOU MAIL US BACK THE ENVELOPE FROM ANYWHERE IN THE UNITED STATES, THEN YOU DON'T HAVE TO PUT ANY POSTAGE STAMPS ON THE ENVELOPE.

__________________, 1999.

                                           By Order of the Board of Directors,

                                           KURT MOHLMAN, TREASURER AND SECRETARY

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                             YOUR VOTE IS IMPORTANT

In order to save us the expense of further solicitation to ensure that a quorum is present at the special meeting, please mail your proxy to us promptly - regardless of the number of shares you own, and regardless of whether you plan to attend the meeting.

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A DIAGRAM SHOWING THE LOCATION OF THE ___________________________ APPEARS ON THE
[INSIDE OF THE] BACK COVER OF THE PROXY STATEMENT AND PROSPECTUS.

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                             DETACH PROXY CARD HERE

(1) Approval of a proposal to reorganize United Illuminating into a holding company structure (Proposed by the board of directors.)

    (   ) FOR                    (   ) AGAINST                 (   ) ABSTAIN

(2) In the proxy's discretion on any other matters properly brought before the shareowners at the special meeting or any adjournment of the special meeting.



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         When signing as attorney, executor, administrator, trustee or guardian, give title as such. If signer is a corporation, sign in the corporate name by duly authorized officer.

            Dated
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                                   PLEASE SIGN HERE


                             THE UNITED ILLUMINATING
                               COMMON STOCK PROXY

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints John L. Lahey, or F. Patrick McFadden, Jr. (in the absence of Mr. Lahey), or Betsy-Henley-Cohn (in the absence of Messrs. Lahey and McFadden), as proxy, for and in the name of the undersigned and with all powers the undersigned would possess if personally present, to vote all shares of the Common Stock of United Illuminating that the undersigned is entitled to vote at the Special Meeting of the Shareowners to be held on _____________, ____________ 1999, and at any adjournments thereof.

         THIS PROXY, WHEN PROPERLY SIGNED AND RETURNED TO UNITED ILLUMINATING, WILL BE VOTED IN THE MANNER INDICATED ON THE REVERSE SIDE. UNLESS OTHERWISE DIRECTED ON THE REVERSE SIDE, THE UNDERSIGNED'S VOTE WILL BE CAST FOR ITEM (1).

            (Continued and to be signed and dated, on reverse side.)